Exhibit 99.2
The National Starch Business of
Akzo Nobel N.V.
(‘National Starch’)
Unaudited condensed combined interim financial statements as of and for the 176 days ended June 25, 2010
August 17, 2010
Prepared in anticipation of Corn Products International, Inc.’s SEC reporting requirements

INDEX TO THE UNAUDITED CONDENSED COMBINED INTERIM FINANCIAL STATEMENTS

Condensed combined statements of operating activities for the 176 days ended June 25, 2010 and the 177 days ended June 26, 2009	2
Condensed combined statements of assets and liabilities as of June 25, 2010 and as of December 31, 2009	3
Condensed combined statements of identifiable cash flows for the 176 days ended June 25, 2010 and for the 177 days ended June 26, 2009	4
Notes to the unaudited condensed combined interim financial statements	5

NATIONAL STARCH
CONDENSED COMBINED STATEMENTS OF OPERATING ACTIVITIES
(Amounts in millions of US dollars)
(Unaudited)

		June 25,		June 26,
For the 176 days and 177 days ended		2010		2009

Revenues	646.3		568.0
Revenues from related parties	8.1		8.2
Cost of sales	(486.9)		(477.8)

Gross profit		167.5		98.4

Selling expenses	(39.0)		(36.5)
General and administrative expenses	(53.3)		(41.9)
Research and development expenses	(8.9)		(8.2)
Other operating income / (expenses)	(0.6)		(0.1)

		(101.8)		(86.7)

Operating income		65.7		11.7

The accompanying notes are an integral part of these combined financial statements.

NATIONAL STARCH
CONDENSED COMBINED STATEMENTS OF ASSETS AND LIABILITIES
(Amounts in millions of US dollars)
(Unaudited)

		June 25,		December 31,
As of		2010		2009

Assets
Non-current assets
Property, plant and equipment	472.4		491.0
Other assets	29.7		28.4

Total non-current assets		502.1		519.4

Current assets
Inventories	210.0		176.9
Trade and other receivables	177.9		171.7

Total current assets		387.9		348.6

Total assets		890.0		868.0

Liabilities
Non-current liabilities
Provisions	143.9		125.6

Total non-current liabilities		143.9		125.6

Current liabilities
Trade and other payables	204.8		211.9

Current portion of provisions	5.8		4.4

Total current liabilities		210.6		216.3

Total liabilities		354.5		341.9

Net assets		535.5		526.1

The accompanying notes are an integral part of these combined financial statements.

NATIONAL STARCH
CONDENSED COMBINED STATEMENTS OF IDENTIFIABLE CASH FLOWS
(Amounts in millions of US dollars)
(Unaudited)

For the 176 days and 177 days ended		June 25, 2010		June 26, 2009

Operating income		65.7		11.7

Adjustments to reconcile operating income to net cash generated from operating activities:
Depreciation and amortization	22.5		21.6
Realized (gain)/loss on corn inventory hedging positions (non-cash recognized in income)	(3.3)		24.4
Loss on disposals of property, plant and equipment	0.1		0.8
Unrealized gain on derivative contracts	(0.3)		—
Corporate overhead allocations from parent	1.5		1.5
Changes in working capital:
Trade and other receivables	(8.2)		5.3
Inventories	(37.9)		21.8
Trade and other payables	(1.2)		(65.7)
Net change in provisions	2.0		4.8
Net cash payments made on settled corn derivative contracts	(3.9)		(2.4)

Net cash from operating activities		37.0		23.8

Investing activities
Purchases of property, plant and equipment	(17.5)		(18.4)
Proceeds from disposals of property, plant and equipment	0.1		—
Net change in other investments	0.2		(0.3)
Acquisition of combined companies	(1.8)		—

Net cash from investing activities		(19.0)		(18.7)

Net cash from operating and investing activities		18.0		5.1

The accompanying notes are an integral part of these combined financial statements.

NATIONAL STARCH
NOTES TO THE UNAUDITED CONDENSED COMBINED INTERIM FINANCIAL STATEMENTS
(Amounts in US dollars)
(Unaudited)
Note 1 — Business and Basis of Presentation
Business
National Starch (the “Business” or the “Company”) is a business of Akzo Nobel N.V. (“AkzoNobel”). The Company is a leading global supplier of specialty starches, principally focused on supplying the food industry. Additionally, the Company serves niche papermaking markets and supplies high-end industrial starch applications.
The Company’s headquarters are located in Bridgewater, New Jersey, USA. Operating facilities which manufacture products from different indigenous sources of starch (e.g. corn, tapioca, potato and rice) are located in Australia, Brazil, China, Germany, Mexico, Thailand, the UK and the USA. In total, the Business has 11 manufacturing facilities globally in eight countries, and there is a blend of upstream (wet milling) and downstream (specialty processing) capabilities amongst the plants.
At April 23, 2010, AkzoNobel announced its intention to divest the National Starch business. On June 19, 2010, AkzoNobel and Corn Products International, Inc. (“CPI”) signed an international share and business sale agreement in relation to the National Starch business. The change in ownership is subject to completion of certain closing conditions, and the transfer of assets and liabilities is governed by the International Share and Business Sale Agreement.
Basis of presentation
In January 2008, AkzoNobel completed the acquisition of Imperial Chemical Industries Plc. (“ICI”). The Company was an existing business of ICI. These unaudited combined condensed interim financial statements have been prepared on a combined “carve-out” basis from the books and records of AkzoNobel to represent the assets and liabilities and operating activities of the Company as if it had existed as a group of consolidated businesses as of and for the periods presented in these unaudited condensed combined interim financial statements. International Accounting Standard (“IAS”) 27, Consolidated and Separate Financial Statements, has been applied to account for intergroup investments and transactions. Furthermore, these unaudited condensed combined interim financial statements exclude all purchase price allocation impacts related to the National Starch business resulting from AkzoNobel’s purchase of ICI and are stated at the historical amounts prior to the acquisition by AkzoNobel.
These unaudited condensed combined interim financial statements have been prepared in order to fulfill the anticipated reporting requirements of Corn Products International, Inc. (“CPI”) under the Securities Act of 1933 and the Securities Exchange Act of 1934, including those of the Securities and Exchange Commission Regulation S-X 3-05 (“Regulation S-X 3-05”), Financial statements of businesses acquired or to be acquired. The recognition and measurement principles of International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), including International Accounting Standard 34, Interim Financial Reporting (“IAS 34”) have been applied to the assets, liabilities, income, expenses and cash flows included in these combined interim financial statements as described in Note 1 and 2 to comply with Regulation S-X 3-05.
As these unaudited condensed combined interim financial statements do not include the effects of financing and income taxes, certain presentation and disclosures required by IFRS have been omitted in these unaudited condensed combined financial statements, including complete statements of financial position, statements of comprehensive income, statements of equity and statements of cash flows, and certain other disclosures required by IAS 34.
These unaudited condensed combined interim financial statements reflect the assets, liabilities, revenues, expenses and cash flows of the Company, except as noted below. During the periods presented, several legal restructurings have taken place and therefore the legal structure during those periods is different from the structure at June 25, 2010. The legal entities wholly owned by AkzoNobel forming part of the Company as of June 25, 2010, are as follows:

Legal Entity	Country of Incorporation
National Starch Pty Ltd*	Australia
NSC Industrial Ltda	Brazil

Legal Entity	Country of Incorporation
National Starch ULC	Canada
NSS (Shanghai) Ltd	China
Almidones y Quimicos Internacionales SA	Costa Rica
Deutsche ICI GmbH	Germany
NSC GmbH	Germany
PT National Starch	Indonesia
Nippon NSC Ltd	Japan
N-Starch Sdn Bhd	Malaysia
ICI Mauritius (Holdings) Ltd	Mauritius
Aranal SA de CV	Mexico
Grupo ICI Mexico SA de CV	Mexico
ICI Servicios Mexico SA de CV	Mexico
National Starch Servicios SA de CV	Mexico
National Starch Mexico SA de CV	Mexico
Inter-National Starch Inc	Philippines
National Starch Pte Ltd	Singapore
NSC (Thailand) Ltd	Thailand
Brunob II B.V.	The Netherlands
Brunob IV B.V.	The Netherlands
Laing National Ltd	United Kingdom
National Starch LLC	United States of America
Raymond and White River LLC	United States of America

*	Including Branch Office New Zealand
At May 25, 2010, AkzoNobel’s Board of Management approved a reorganization plan to reduce National Starch’s number of legal entities in Mexico. At June 11, 2010, a new legal entity was formed in Mexico (National Starch Mexico SA de CV) for the purpose of subsequently merging several existing entities.
Additionally, for the following legal entities wholly owned by AkzoNobel which will not be transferred in any sale of National Starch, National Starch has historically had employees based in and/or has had trading activities included within these legal entities. Any National Starch related assets, liabilities, revenues, expenses, or cash flows that pertain directly to the National Starch business from these entities have been included in these unaudited condensed combined interim financial statements. The non-National Starch businesses of these legal entities are dissimilar from National Starch, have historically been managed as if they were autonomous from National Starch, have no more than incidental common facilities and costs with National Starch, will be operated and financed autonomously from National Starch after the sale of National Starch, and National Starch is not expected to have material financial commitments, guarantees, or contingent liabilities to or from the non-National Starch businesses after the sale of National Starch.

Legal Entity	Country of Incorporation
Akzo Nobel Quimica SA	Argentina
Akzo Nobel Coatings CZ s.r.o.	Czech Republic
Akzo Nobel SAS	France
Akzo Nobel India Ltd.	India
Akzo Nobel Chemical Spa	Italy
Akzo Nobel Powder Coatings Korea Co. Ltd.	Korea
Akzo Nobel Decorative Paints SP Z o.o.	Poland
Akzo Nobel Representative Office	Russia
ICI South Africa (Pty) Ltd.	South Africa
Akzo Nobel Packaging Coatings SA	Spain
EKA Chemicals AB	Sweden
Elotex AG	Switzerland
Akzo Nobel Functional Chemicals B.V.	The Netherlands
Akzo Nobel Representative Office	Ukraine
National Starch & Chemical Ltd.	United Kingdom
Akzo Nobel Paints Vietnam Ltd.	Vietnam

Under the “carve-out” basis of presentation, these unaudited condensed combined interim financial statements include allocations for various expenses, including corporate administrative expenses incurred by AkzoNobel and an allocation of certain assets and liabilities historically maintained by AkzoNobel, and an allocation of income and expenses related to such assets and liabilities. These include corporate overhead allocations, pension expenses and liabilities and other post-employment benefit expenses and provisions. The various allocation methodologies for these items are discussed in Note 4 — Related Party Transactions.
These condensed combined interim financial statements exclude the effects of financing and income taxes since AkzoNobel uses a centralized approach to cash management and to finance its global operations as well as to manage its global tax position.
Financing
The condensed combined statements of operating activities exclude financing costs. The condensed combined statements of operating activities do include gains and losses related to futures and options for commodity hedging as well as gains and losses related to forward foreign exchange contracts and foreign exchange differences.
The condensed combined statements of assets and liabilities exclude all cash and short-term and long-term borrowings due from or to third parties (such as bank overdrafts, borrowings and loans) as well as related parties. The condensed combined statements of identifiable cash flows exclude all financing related cash flows.
Income taxes
The condensed combined statements of operating activities exclude income tax charges. The condensed combined statements of assets and liabilities exclude all balances related to deferred income taxes (both assets and liabilities), as well as current income tax payables and receivables. The condensed combined statements of identifiable cash flows exclude all cash flows related to income taxes.
As a result of the foregoing exclusions, the condensed combined interim financial statements may not necessarily be indicative of the Company’s financial position, results of operations, or cash flows had the Company operated on a separate stand-alone basis during the periods presented, or for future periods. Furthermore, the condensed combined interim financial statements do not reflect the financial impact of the actual separation of the Company from AkzoNobel.
Note 2 — Significant Accounting Policies
These unaudited condensed combined interim financial statements do not include all of the information required for full annual financial statements and should be read in conjunction with the combined financial statements as of and for the year ended December 31, 2009 dated August 17, 2010.
Compared with the accounting principles applied in the combined financial statements as of and for the year ended December 31, 2009, there have been no changes in the basis of presentation and accounting policies materially affecting the computation of the Company’s results. These accounting policies can be found in Note 1—Basis of Preparation and Note 2 — Significant Accounting Policies — of those combined financial statements.
Provisions
By their nature, provisions and contingent liabilities are dependent upon estimates and assessments as to whether the criteria for recognition have been met, including estimates of the probability of cash and other resources outflows. Management is not aware of any events during the 176 days ended June 25, 2010, significantly impacting the estimates and assessments applied in accounting for the provisions in the combined financial statements as of and for the year ended December 31, 2009.
Pensions and employee benefits
The funded status of the pension plans as of June 25, 2010 was estimated to be a deficit of $139.9 million compared with a deficit of $119.2 million as of December 31, 2009. The change is primarily due to lower discount rates increasing the pension obligation, partially offset by increased asset values.

Note 3 — Commodity Price Risk Management
The Company hedges agricultural commodities with futures and options contracts purchased at the Chicago Mercantile Exchange. Cash flow hedge accounting is applied to these contracts and the Company has operated a hedging program throughout both the 176 days ended June 25, 2010 and the 177 days ended June 26, 2009. The futures and cash markets for agricultural commodities experienced volatility during the 176 days ended June 25, 2010 and the 177 days ended June 26, 2009. The Company’s standard practice is to hedge a substantial portion of the ensuing year’s crop.
As of December 31, 2008, the Company included $33.8 million of realized losses and $0.5 million of unrealized losses in net assets. During the 177 days ended June 26, 2009, the Company recognized losses of $24.4 million into inventories, and also recognized losses of $2.4 million into net assets, resulting in $11.8 million of realized losses included in net assets as of June 26, 2009. In addition, $1.8 million of unrealized gains were included in net assets as of that date. At June 26, 2009, agricultural commodities were hedged by the business using futures contracts with a notional value of $17.7 million and a fair value of $(1.4) million.
As of December 31, 2009, the Company included $8.5 million of realized gains and $0.3 million of unrealized gains in net assets. During the 176 days ended June 25, 2010, the Company recognized gains of $3.3 million into inventories, and also recognized losses of $3.9 million into net assets, resulting in $1.3 million of realized gains included in net assets as of June 25, 2010. In addition, $1.3 million of unrealized gains were included in net assets as of that date. At June 25, 2010, agricultural commodities were hedged by the business using futures and option contracts with a notional value of $25.1 million and a fair value of $(0.4) million.
The Company regularly settles these cash flow hedge positions through margin accounts.
Note 4 — Related Party Transactions
The related parties identified by the Company and disclosed in the combined financial statements as of and for the year ended December 31, 2009, have not changed as of June 25, 2010.
With regard to corporate administrative expenses allocated to the Company from AkzoNobel, total AkzoNobel costs approximating $22.7 million and $25.3 million have been considered for allocation to these unaudited condensed combined interim financial statements for the 176 days ended June 25, 2010 and the 177 days ended June 26, 2009, respectively. These overhead costs include charges for services provided to the Company relating to human resources, procurement, treasury, accounting, tax, and legal related services. These costs have been allocated to the Company based primarily on the headcount or revenues of the Company compared to those of AkzoNobel. Using these allocation methods, corporate overheads of $1.5 million have been allocated to the Company for both the 176 days ended June 25, 2010 and the 177 days ended June 26, 2009.
During 2009 and 2010, various Transitional Service Agreements (“TSAs”) existed with former parts of the ICI business, including businesses sold by AkzoNobel and integrated into AkzoNobel. These agreements covered various items including finance, information technology, human resources and support services, product supply and contract manufacturing. During 2009 and 2010, the Company pursued a self-sufficiency agenda including the establishment of independent support functions while exiting the vast majority of TSAs. For the 176 days ended June 25, 2010, $0.3 million of TSA expenses were incurred.
The charges related to the TSAs, as well as the allocations for various expenses incurred by AkzoNobel, that have been included in these condensed combined interim financial statements, may not be representative of the cost which would have been incurred by the Company on a stand-alone basis or which will be incurred under different ownership in the future.
The nature of key management compensation that was paid and accrued in the 176 days ended June 25, 2010 did not significantly change compared to the financial year 2009.
Note 5 — Seasonality
The starch business experiences some seasonal influences. In a number of market sectors and in a number of regions, revenue tends to be strongest in the fourth calendar quarter. Also, cash flow from operations tends to be strongest in the fourth calendar quarter.
Bridgewater, August 17, 2010
J.P. Zallie
Chief Executive Officer and President of National Starch
/s/ J.P. Zallie
H.W.M. Kieftenbeld
Chief Financial Officer of National Starch
/s/ H.W.M. Kieftenbeld